CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of First Pacific Mutual Fund, Inc. and to the use of our report dated October 21, 1999 on the financial statements and financial highlights of First Hawaii Municipal Bond Fund and First Hawaii Intermediate Municipal Fund, each a series of shares of
First Pacific Mutual Fund, Inc.   Such financial statements and financial
highlights appear in the 1999 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.




                                   TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 24, 2000